CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated November 20, 2009 on the financial statements of Reynolds Funds, Inc., comprising  the Reynolds Blue Chip Growth Fund, as of September 30, 2009 and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to Reynolds Funds Inc.’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
January 27, 2010